EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-89399) pertaining to the Kaydon Corporation Employees Stock Ownership and Thrift Plan of Kaydon Corporation of our report dated June 20, 2005, with respect to the financial statements and schedule of the Kaydon Corporation Employee Stock Ownership and Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG
ERNST & YOUNG LLP
Detroit Michigan
June 29, 2005